AMENDMENT NO. 2 TO THE AGREEMENT TO MERGE
                -----------------------------------------


      THIS AMENDMENT NO. 2 to that certain Agreement to Merge the Businesses of Heine Securities Corporation, a Delaware corporation ("Heine"), Franklin Mutual Advisers, Inc. (f/k/a Elmore Securities Corporation), a Delaware corporation ("FMAI"), and Franklin Resources, Inc., a Delaware corporation ("Buyer Parent"), dated as of June 25, 1996, as amended by Amendment No. 1 thereto dated as of August 28, 1996 (the "Agreement"), is made and entered into as of the 31st day of October, 1996, by and among Heine, FMAI, Buyer Parent, T.G.H. Holdings Ltd., a Bahamian company and indirect wholly-owned subsidiary of Buyer Parent ("T.G.H." and, collectively with Buyer Parent and FMAI, the "Buyer Entities"), Orion Fund Management Limited, a Bermuda company ("Orion"), and the stockholders of Orion executing a signature page hereto (the "Orion Stockholders").

                          W I T N E S S E T H:
                          --------------------

      WHEREAS, the Orion Stockholders own all of the issued and outstanding shares of share capital in Orion (the "Shares"); and

      WHEREAS, the Orion Stockholders desire to sell the Shares to T.G.H., and T.G.H. desires to purchase such Shares contemporaneously with FMAI's purchase of the other Purchased Assets as provided in the Agreement, and the parties desire to set forth herein their agreements with respect to such sale and purchase.

      NOW, THEREFORE, in consideration of the foregoing premises, the undersigned hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used and not otherwise defined herein are used herein as defined in the Agreement.

      2. SALE AND PURCHASE OF THE SHARES.

            (a) Sale and Purchase. Upon the terms and subject to the conditions contained in the Agreement, as amended hereby, on the Closing Date the Orion Stockholders shall sell, assign, transfer, convey and deliver to T.G.H., and T.G.H. shall purchase from the Orion Stockholders, 100% of the Shares.

            (b) Consideration. The parties agree that Fourteen Million Five Hundred Thousand Dollars (U.S.$14,500,000) of the Purchase Price payable by the Buyer

Entities for the Purchased Assets pursuant to the Agreement shall be allocated as consideration in full for the Shares, it being understood that T.G.H.'s purchase of the Shares shall not in any way increase the aggregate consideration otherwise payable by the Buyer Entities pursuant to Article II of the Agreement.

            (c) Closing. Upon satisfaction or written waiver of the conditions to the Closing set forth in Article VII of the Agreement, at the Closing the Orion Stockholders shall deliver to T.G.H.:

                  (i) certificates representing 100% of the Shares, duly endorsed for transfer, with all requisite stock powers and stock transfer stamps attached;

                  (ii) a certificate signed on behalf of Orion by its Chief Executive Officer and by MFP and each Orion Stockholder stating that (A) the representations and warranties of Orion, the Orion Stockholders, Heine and MFP set forth herein were true and correct as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date as though made on and as of the Closing Date; and (B) Orion, the Orion Stockholders, Heine and MFP have performed and complied in all material respects with all agreements, covenants, obligations and conditions required to be performed or complied with by them at or prior to the Closing Date as contemplated hereby;

                  (iii) an opinion of counsel in such form and addressing such matters relating to Orion, the Shares and the Agreement (as amended hereby) as shall be reasonably acceptable to Buyer Parent; and

                  (iv) such other documents and instruments relating to Orion or the Shares as the Buyer Entities may reasonably request.

      3. REPRESENTATIONS AND WARRANTIES. The Orion Stockholders, Orion, MFP and Heine hereby jointly and severally represent and warrant to the Buyer Entities that:

            (a) Representations and Warranties Contained in the Agreement. Each of the representations and warranties made by Heine and/or MFP in Article IV of the Agreement are also true and correct in all respects with respect to Orion as if "Orion" had been substituted for "Seller," "the Orion Stockholders" had been substituted for "the Shareholder," and "the Shares, business, operations, liabilities, properties and assets of Orion" had been substituted for "the Purchased Assets" and "the Assumed Liabilities" (as appropriate) in such representations and warranties (and in the definitions of defined terms used therein); provided, however, that for purposes of this Section 3(a), none of such representations or warranties shall be limited or qualified by reference to any Person's knowledge, materiality, having a material adverse affect, or similar language set forth in the Agreement limiting or qualifying such representations or warranties.

            (b) Capitalization; No Subsidiaries. The authorized capital of Orion consists of U.S.$12,000, divided into 12,000 shares of U.S.$1.00 each (the "Stock"), all of which shares have equal voting rights, and Orion has no other authorized class or series of equity securities. 12,000 shares of Stock are issued and outstanding, all of which shares were duly authorized for issuance and are validly issued, fully paid and non-assessable. There are no options, warrants, calls, rights, commitments or other agreements of any character requiring, and there are no securities which upon conversion or exchange would require, the issuance, sale or transfer of any shares of capital stock or other equity securities of Orion or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other equity securities of Orion. None of the Orion Stockholders is a party to any voting trust or other voting agreement with respect to any of the Stock, or to any agreement relating to the issuance, sale, redemption, transfer or other disposition of the capital stock of Orion. Orion does not, directly or indirectly, own any stock or other equity interest in any other Person.

            (c) Ownership and Transfer of Shares. MFP is the record and beneficial owner, and the 1992 Price Family Trust is the record holder in trust for the minor children of MFP (who are the beneficial owners of such trust and the Shares owned by it), of all of the Shares indicated as being respectively owned by such Orion Stockholders on Exhibit A, free and clear of any and all Encumbrances. Each Orion Stockholder has the legal capacity, power and authority to sell, transfer, assign and deliver such Shares to T.G.H. as provided herein, and such delivery will convey to T.G.H. good and marketable title to such Shares, free and clear of any and all Encumbrances.

            (d) No Undisclosed Liabilities. Orion has no indebtedness, obligations or liabilities of any kind

(whether accrued, absolute, contingent or otherwise, and whether due or to become due).

      4. COVENANTS.

            (a) Orion and the Orion Stockholders shall comply with and perform all applicable covenants set forth in Article VI of the Agreement as if "Orion" had been substituted for "Seller," "the Orion Stockholders" had been substituted for "the Shareholder," and "the Shares, business, operations, liabilities, properties and assets of Orion" had been substituted for "the Purchased Assets" and "the Assumed Liabilities" (as appropriate) in such covenants (and in the definitions of defined terms used therein).

                In addition, prior to the Closing the Orion Stockholders, Heine and MFP shall, and shall cause Orion to, (i) take such actions as are required to obtain the consent and approval of all relevant Governmental Authorities (including, without limitation, the Bermuda Monetary Authority) to the transactions contemplated hereby; (ii) amend the prospectus of each fund managed or advised by Orion to reflect the transactions contemplated hereby in accordance with the requirements of relevant Governmental Authorities in the United Kingdom, Bermuda and elsewhere, and shall give all requisite notice thereof to such funds, their stockholders and such Governmental Authorities; and
(iii) keep Buyer Parent timely apprised of all such actions and shall deliver to Buyer Parent copies of all correspondence with such funds, stockholders and Governmental Authorities.

            (b) Pending the Closing, Orion shall, and the Orion Stockholders shall cause Orion to, conduct its business only in the ordinary course consistent with past custom and practice. Without limiting the generality of the foregoing, Orion shall not, and the Orion Stockholders shall cause Orion not to, issue any additional shares of its capital stock or grant or issue options or rights to subscribe for or acquire any such shares or securities convertible or exchangeable therefor.

            (c) The Orion Stockholders hereby agree not to sell, transfer, pledge or otherwise encumber, grant options on, or otherwise dispose of any of the Shares except as contemplated by Section 2 hereof, and any purported transfer in contravention of this Section shall be null, void and of no effect.

      5. INDEMNIFICATION. From and after the Closing, each Orion Stockholder, MFP and Heine hereby agree, jointly and severally, to indemnify, defend and hold harmless the Buyer Entities and their respective directors, officers, employees, partners and other Affiliates (collectively, "Buyer Indemnified Parties") from and against any and all Losses or Taxes which any of them may suffer, incur or sustain arising out of, attributable to, or resulting from (a) any inaccuracy in or breach of any of the representations or warranties of Orion or the Orion Stockholders made pursuant to Section 3 above; (b) any breach or nonperformance of any of the covenants or other agreements made by Orion or the Orion Stockholders pursuant to Section 4 hereof; or (c) the business, operations or properties of Orion up to and including the Closing Date. For purposes of clause
(a) hereof, all representations and warranties of Orion and the Orion Stockholders shall survive the Closing through and until the sixth anniversary of the Closing Date. All such indemnification shall be pursued in accordance with the procedures set forth in Sections 8.4 and 8.9 (or, with respect to claims for Taxes, Article IX) of the Agreement. The parties agree that the provisions of Section 8.1, Section 8.5 and (subject to the last sentence of this paragraph) Section 8.6 of the Agreement shall not apply to limit the indemnification provided for in this Section 5 or set a minimum amount for Losses before indemnification may be sought hereunder, except that the maximum amount which MFP, the Orion Stockholders and Heine shall collectively be obligated to indemnify the Buyer Indemnified Parties pursuant to this Section 5 shall not exceed $14,500,000 in the aggregate; it being understood and agreed that (i) except as otherwise contemplated by Section 8.7 of the Agreement, any indemnification payments paid pursuant to this Section 5 shall count toward the total limit of indemnification payments payable to Buyer Indemnified Parties pursuant to Section 8.7 of the Agreement, and (ii) the provisions of this
Section 5 shall only apply to Losses or Taxes suffered, incurred, arising out of, attributable to, or resulting from Orion, its business, operations or properties, the Shares or the transactions contemplated by this Amendment. Notwithstanding the foregoing, this Section 5 shall not increase the liability of Heine and MFP under Section 8.6 of the Agreement with respect to Losses or Taxes relating to the provision of investment advisory services by Heine to Orion prior to the Closing.

      6. DESIGNATION OF REPRESENTATIVE. Orion and the Orion Stockholders hereby designate MFP as their representative and true and lawful attorney-in-fact to receive all notices relating to, and to execute and deliver all amendments to, the Agreement on their behalf.

      7.    MISCELLANEOUS.

            (a) Binding Effect; No Assignment. The Agreement, as amended hereby, shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing herein is intended or shall be construed to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. The Agreement may not be assigned by any of the parties hereto without the prior written consent of each of the other parties hereto; provided, however, that the Buyer Entities may assign all of the right to acquire the Purchased Assets, the Assumed Liabilities and/or the Shares to any of their directly or indirectly owned subsidiaries or to any of their Affiliates at any time without the consent of any other party.

            (b) Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument, it being understood that all of the parties need not sign the same counterpart.

            (c) Governing Law; Service; Jurisdiction. The Agreement, as amended hereby, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed exclusively in accordance with the substantive laws of the State of Delaware, without regard to applicable choice of law provisions thereof. Each of the parties hereto agrees to: (i) the irrevocable designation of the Secretary of State of Delaware as its agent upon whom process against it may be served and
(ii) the exercise of personal jurisdiction over it by the Courts of the State of Delaware or the United States District Court for the State of Delaware in any action brought in respect of matters arising hereunder and within the subject matter jurisdiction of such courts.

            (d) Specific Performance. Each of the parties hereto acknowledges that, in view of the uniqueness of the Shares and the transactions contemplated hereby, each party would not have an adequate remedy at law for money damages if the covenants and agreements to be performed hereunder have not been performed in accordance with their terms, and therefore agree that the other parties shall be entitled to specific enforcement of the terms hereof in addition to indemnification hereunder and any other equitable remedy to which such parties may be entitled.

            (e) Agreement in Full Force As Amended. Except as expressly amended hereby, the Agreement shall survive and continue pursuant to its terms, in full force and effect.

                        [signature page follows]

      IN WITNESS WHEREOF, the undersigned have, as appropriate, executed this Amendment or caused this Amendment to be executed by their respective duly authorized representatives, as of the 31st day of October, 1996.


                                    FRANKLIN RESOURCES, INC.


                                    By: /s/ Leslie M. Kratter
                                        -------------------------
                                          Name:  Leslie M. Kratter
                                          Title: Vice President


                                    FRANKLIN MUTUAL ADVISERS, INC.


                                    By: /s/ Leslie M. Kratter
                                        -------------------------
                                          Name:  Leslie M. Kratter
                                          Title: Vice President


                                    T.G.H. HOLDINGS LTD.


                                    By: /s/ Gregory McGowan
                                        -----------------------
                                          Name:  Gregory McGowan
                                          Title: Executive Vice President


                                    HEINE SECURITIES CORPORATION


                                    By: /s/ Michael F. Price
                                        ------------------------
                                          Name:  Michael F. Price
                                          Title: President


                                    /s/ Michael F. Price
                                    -----------------------------
                                    Michael F. Price


                                    ORION FUND MANAGEMENT LIMITED


                                    By: /s/ Michael F. Price
                                        -------------------------
                                          Name:  Michael F. Price
                                          Title: Chief Executive Officer

                              ORION STOCKHOLDERS:

                                    /s/ Michael F. Price
                                    -----------------------------
                                    Michael F. Price


                                    1992 PRICE FAMILY TRUST


                                    By: /s/ Martin Bernstein
                                        ------------------------
                                        Martin Bernstein, Trustee